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                              EXHIBIT NUMBER 10.18
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                             PACIFIC LITHIUM LIMITED

                                 (THE SUPPLIER)



                                      A N D



                      BEIJING C&K DEVELOPMENT CO. LIMITED.

                                (THE DISTRIBUTOR)




                  ---------------------------------------------

                             DISTRIBUTION AGREEMENT
                  ---------------------------------------------
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AGREEMENT dated the 10th February 2000


PARTIES

1.       PACIFIC LITHIUM LIMITED at Auckland, New Zealand ("PLL")


2. BEIJING C&K DEVELOPMENT CO. LTD. of Beijing, People's Republic of China. ("The Distributor")


BACKGROUND

A. PLL wishes to appoint a distributor to sell certain products in the Territory.

B. PLL has agreed to appoint the Distributor the rights to distribute the Products to customers within the Territory upon the following terms and conditions.


AGREEMENT

1.0      INTERPRETATION
         In this agreement unless the context otherwise requires:

         CUSTOMER means a client purchasing the Products from the Distributor.

         INTELLECTUAL PROPERTY RIGHTS means PLL's own or licensed business names, trade marks, trade names, copyright, patents, registered designs, industrial processes, trade secrets, know-how and other intellectual property rights used in relation to the processing, manufacture, sale and supply of the Products from time to time.

         PRODUCTS means the products listed in Schedule 1 and such other products which the parties may from time to time agree upon.

         TERRITORY means China.

1.1      The plural shall include the singular and vice versa.

1.2 References in this agreement to parties, sections, clauses and schedules are references to parties, sections, clauses and schedules respectively of this agreement.

1.3 Expressions cognate with defined expressions have meanings corresponding to those defined expressions.
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1.4      Headings are used as a matter of convenience only and shall not affect the interpretation of this agreement.

2.0      APPOINTMENT AND TERRITORY

2.1 PLL appoints the Distributor its non-exclusive distributor to make sales of the Products in Part A of SCHEDULE 1, and exclusive distributor to make sales of the Products set out in Part B of SCHEDULE 1, to Customers in the Territory for a period of 6 months subject to the following provisions of this agreement.

2.2 PLL shall not compete with the Distributor for the sale of the Products in the Territory and shall refer all purchase enquires from Customers in the Territory to the Distributor.

3.0      DISTRIBUTION

3.1 The Distributor shall at all times during the term of this agreement, use its best endeavours to carry out the activities in Schedule 2 and to maximise sales of the Products in the Territory.

3.2 The Distributor shall act in the best interests of PLL and protect the interests of PLL so far as the Distributor is reasonably able to do so.

3.3 The Distributor shall conduct its activities in accordance with accepted best international industry practice and comply with all laws, regulations and rules of any competent legal authority in the Territory relating to the subject matter of this agreement.

3.4 Except in so far as such representations or warranties arise or are implied by law the Distributor shall not make any representation or give any warranty in respect of the Products other than those set out in the specifications provided by PLL from time to time.

3.5 The Distributor undertakes to apply for and to use its best endeavours to obtain as promptly as possible, and maintain, all approvals that may be necessary, from the competent Health or other Governmental Authorities in the Territory, in order to permit the importation and distribution of the Products in the Territory.
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4.0      PAYMENT OF PURCHASE PRICE AND COMMISSION

4.1 The Distributor shall pay the purchase price for the Products to PLL within 30 days of invoice by PLL by telegraphic bank transfer to PLL's nominated bank account.

4.2 PLL reserves the right to charge interest on overdue accounts at rates determined from time to time.

5.0      DELIVERY, RISK AND INSURANCE

5.1 PLL shall use its best endeavours to promptly supply the Distributor with all the Distributor's requirements of the Products. PLL shall not be liable to the Distributor or Customer unless caused by PLL's gross negligence or deliberate default.

5.2 PLL shall deliver the Products to the Port of Auckland at the cost of PLL.

5.3 Risk of any loss or damage of or to the Products supplied by PLL shall pass to the Distributor at the time of delivery of the Products by PLL or by PLL's agent or courier.

6.0      MARKET INFORMATION

6.1 The Distributor shall provide PLL with monthly sales reports, marketing reports along with such other information (if any) which PLL may reasonably require relating to the marketing and sales of the Products.

6.2 The Distributor shall notify PLL, and PLL shall notify the Distributor (to the extent that is relevant to the Distributor), of any information or announcements coming to the Distributor's or PLL's attention (as the case may be), as well as the origin of such information or announcement, which relate to the:

         (a) Effects which are or could be attributed to the Products or any components of the Products;

         (b) Characteristics which could impair the safety or efficiency of the Products or any component of the Products;

         (c)   Complaints concerning the quality or packaging of any Products.

6.3 PLL may during normal office hours and on reasonable notice inspect such of the Distributor's records as may be necessary to verify the accuracy of the Distributor's sales reports provided to it.
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7.0      TERRITORY

7.1 Subject to clause 7.3, the Distributor shall not export or distribute the Products outside the Territory nor shall it supply any Customer who may in turn be supplying the Products outside the territory.

7.2 The Distributor shall refer to PLL all inquiries which it receives from persons outside the Territory regarding the supply of Products.

7.3      Nothing in this agreement shall prevent:

         (a) the Distributor delivering the Products to persons outside the Territory where the order was placed by a Customer in the Territory; nor

         (b) an exclusive distributor of PLL from delivering the Products to persons in the Territory where the order was placed by a Customer in the territory granted by PLL to the exclusive distributor.


8.0      SUB-DISTRIBUTORS

8.1 The Distributor shall not without the prior written consent of PLL (which consent shall not be unreasonably withheld) appoint any sub-distributors of any of the Products or agents to sell any of the Products.

8.2 Sub-distributors or agents (if any) approved by PLL for the distribution of the Products shall be bound by the same obligations assumed by the Distributor under this agreement and the Distributor shall procure that such sub-distributors or agents adhere to the terms and conditions of this agreement.

9.0      CONFIDENTIALITY

9.1 The Distributor shall not during the term of this agreement or at any time after its termination, use, exploit or disclose to any person apart from its employees, sub-distributors or agents (if any) any confidential information supplied by PLL or otherwise acquired by the Distributor relating to the Products or any modification or improvement to the Products except to the extent that such information is in the public domain otherwise than as a result of a breach by the Distributor of the provisions of this section.

9.2 PLL shall not during the term of this agreement or at any time after its termination, use, exploit or disclose to any person apart from its employees any confidential information supplied by the Distributor or otherwise acquired by PLL relating to the terms of this contract and the operating procedures of the Distributor except to the extent that such information is in the public domain otherwise than as a result of a breach by the Distributor of the provisions of this section.
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9.3      Either party shall only disclose such confidential information to its employees, sub-distributors and agents (if any) to the extent it may be necessary for the performance of this agreement. Either party shall take all necessary steps to ensure that the confidentiality of the information so disclosed is safeguarded.

10.0     TERMINATION

10.1 Either party may terminate this agreement during or at the conclusion of the 6-month trial period by written notice to the other party advising of its intention to so terminate and specifying the date of termination.

10.2 Either party may immediately terminate this agreement at any time by written notice to the other:

         (a) If the other party shall default in the performance of any of its obligations under this agreement and (if capable of remedy) shall fail to remedy such default within 30 days of receiving written notice specifying such default and requiring such default to be remedied except in the case of a failure by the Distributor to meet its obligations in Schedule 2;

         (b) If the business activities of the other party cease or are suspended;

         (c) In the event of the liquidation or insolvency of the other party;

         (d) In the event of the appointment of a receiver or trustee of the property or any part thereof of the other party;

         (e) In the event of the other party making any assignment for the benefit of its creditors; or

         (f)      If the other party makes any arrangement with its creditors;

         (g) In the event that any license required to be held by the Distributor for the proper conduct of its business is canceled, suspended or otherwise lost.


10.3 In the event that the Distributor's tasks in the attached Schedule 2 are not met to PLL's expected level, PLL may terminate this agreement on 10 working day's notice.
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11.0     EFFECT OF TERMINATION

11.1 Following termination of this agreement under clause 10.1 above, all obligations and liabilities of the Distributor and PLL under this agreement shall henceforth cease and determine but any accrued rights and entitlements shall remain.

11.2 Termination of this agreement shall not affect any provision of this agreement which is intended to continue after termination.

11.3 Upon termination of this agreement for any reason, the Distributor shall:

         (a)   Cease acting or purporting to act as the Distributor of PLL;

         (b) Upon request of PLL provide PLL with full particulars of all unfulfilled orders and inquiries by the Distributor in respect of the Products;

         (c) Deliver up to PLL, without retaining copies of the same, all information and other written materials of a confidential or proprietary nature relating to the Products in the possession or power of the Distributor;

         (d) Deliver up to PLL or destroy, as required by PLL, any advertising or display materials featuring or referring to the Products.

12.0     LIABILITY

12.1 PLL warrants only that the Products meet the specifications set by it at the time that the Products leave PLL's gate.

12.2 The Distributor shall hold PLL harmless and full indemnified for and against all costs, damages, injury, expenses, liabilities and claims (whether in tort, contract or otherwise) brought against or suffered by PLL indirectly or directly or directly in connection with this agreement or the Products (including, without limitation, those arising out of the quality, marketing or use of the Products) except where such costs, damages, injury, expense, liability and claims arise from the acts of PLL.

12.3 The liability of PLL to the Distributor (whether in tort, contract or otherwise) in respect of any matter touching or concerning the Products or this agreement is hereby limited to the price of the Products to which such claim relates.

13.0     FORCE MAJEURE

13.1 Neither party shall be liable for any failure to perform or for any delay in performing any of its obligations under this agreement where such failure or delay is occasioned or caused by any event beyond such party's reasonable control.


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14.0     INTELLECTUAL PROPERTY RIGHTS

14.1 The Distributor shall not at any time assert any rights of any nature in respect of the Intellectual Property Rights.

15.0     WAIVER

15.1 All the original rights, powers, exemptions and remedies (together called "Rights" in the remainder of this section) of both parties under this agreement and otherwise shall remain in full force and effect notwithstanding any neglect, forbearance or delay in the enforcement of the Rights by either party.

15.2 Neither party shall be deemed to have waived any of its Rights, unless such waiver shall have been made in writing by an authorised officer and any such waiver, unless the contrary shall be expressly stated, shall apply to and operate only in a particular transaction, dealing or matter.

16.0     NO ASSIGNMENT

16.1 Neither party may assign any of their rights or obligations under this agreement without the prior written consent of the other party. Any change in the effective control or management of a party shall be an assignment which requires the prior consent of the other party.

17.0     DISPUTE RESOLUTION

17.1 In the event of any dispute or difference arising from or in connection with this agreement, both parties shall use their best endeavours to settle such a dispute or difference in an amicable manner. If the parties are unable to resolve the dispute in such a manner, the dispute may be referred to an independent person agreed upon by the parties, which person shall be acting as an expert and not as an Arbitrator, and accordingly the provisions of the New Zealand Arbitration Act 1996 shall not apply.

17.2 This agreement shall be governed by and construed in accordance with the laws of New Zealand. The parties agree to submit to the exclusive jurisdiction of the Courts of New Zealand in the interpretation and enforcement of the provisions of this agreement.

18.0     NOTICES

18.1 Any notice to be served by either party on the other party shall be served at the address beside the name of PLL and the Distributor or at such other address as may be specified by the relevant party from time to time.

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19.0     RIGHT TO RENEW

19.1 Provided PLL (acting reasonably and fairly) considers that the Distributor has performed all its obligations under this agreement in full, the market for the Products in the Territory is sufficiently worthwhile, PLL shall grant a renewal of this agreement for a longer term agreement on PLL's usual terms (which shall include minimum sales levels to be met by the Distributor).

19.2 The Distributor acknowledges that PLL may require the Distributor to reasonably establish that it is able to service the Territory with regards to the exclusive Products, to maintain that exclusivity on renewal. If PLL is not reasonably satisfied, it may, at its option, grant the Distributor non-exclusive distribution rights to those Products.


EXECUTION BY THE PARTIES


SIGNED FOR AND ON BEHALF OF         )
PACIFIC LITHIUM LIMITED        by   )

/s/ Dean Cooper                 10.2.2000

Dean Cooper
ASIAN BUSINESS MANAGER


SIGNED FOR AND ON BEHALF OF         )
BEIJING C AND K DEVELOPMENT         )
CO. LIMITED      by                 )


/s/ Jianzhan Kuang               10.2.2000

Jianzhan Kuang
GENERAL MANAGER
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                                   SCHEDULE 1

                                  PRODUCT LIST

PART A

-    Lithium Carbonate

-    Other lithium based compounds as developed from time to time.


PART B

-    Lithium Manganese Cathode Materials

-    Electrodes for lithium polymer battery cells
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                                  SCHEDULE 2
        C&K 6-MONTH SCHEDULE OF RESPONSIBILITIES - (ENDING AUGUST 2000)



       MONTHS                                ACTIVITIES

      Feb-March        1     Visit Chinese lithium battery manufacturers

                       2     Prepare cathode sample for testing at China Battery Institute

                       3     China market research - managed by Xuan Lin

                       1     Receive and analyze Institute report

      April-May        2     Deliver cathode sample materials

                       3     PLL cathode material presentation

      June-July        1     Visit Chinese lithium battery manufacturers

                       2     China market research - managed by Xuan Lin